EXHIBIT 99.1

S&W Announces Second Quarter Fiscal 2018 Financial Results

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - February 8, 2018 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the second quarter of fiscal year 2018 ended December 31, 2017.

Mark Wong, president and chief executive officer of S&W Seed Company, commented, "We continue to make progress on the strategy I laid out when I took over as CEO in June 2017. During the last couple of months, our strategic analysis has identified key markets for initial expansion of our hybrid sorghum and sunflower seed programs to maximize return, while managing our risk profile. We have also advanced our focus on key trait technologies within our alfalfa, sorghum, and sunflower programs where we believe there are underserved opportunities where we can add value to farmers and end customers. Finally, we are engaging in discussions on a future direction of our stevia program that we believe will warrant the highest probable outcome for success. These strategic evaluations and decisions were made against the backdrop of continued improvements within our historical operations where gross profit margins increased by 130 basis points to 22.8%, from the second quarter of the prior year."

"During the second quarter we executed against our distribution plan with Pioneer, to which we shipped approximately $15.3 million of seed. The Saudi Arabian markets continue to remain uncertain as dairy and hay farmers determine what the new equilibrium in the market will look like. We believe the Saudi consumers will continue to demand fresh milk and forages for their livestock, which will require the importation of alfalfa hay from surrounding regions in the Middle East and Northern Africa (MENA), as well as regions around the world such as North and South America, to feed local Saudi-based livestock. Ultimately, we believe the global alfalfa markets will return to historical levels, and with our vast distribution network around the world, we believe we are positioned to maintain and grow our market share in the coming years."

Wong concluded, "I am pleased with the progress we have made in our strategy to balance the long-term focus on trait improvements and new crop introductions, such as sorghum, sunflower and stevia, with a near-term focus on becoming a more efficient and successful production, marketing and sales organization within alfalfa. We continued to strengthen the balance sheet with a successfully completed rights offering in December 2017, which, when coupled with our private placement in July 2017, has significantly improved our balance sheet position. I want to thank our existing stockholders for their continued support and look forward to driving value for them in the years to come."

Second Quarter Fiscal Year 2018 Financial Highlights and Recent Corporate Developments:

  Revenue during the second quarter of fiscal 2018 was $20.5 million compared to $24.2 million in the second quarter of the prior year;
  Gross profit margins improved by 130 basis points to 22.8%, compared to gross profit margins of 21.5% in the second quarter of fiscal 2017 as the Company continues to execute on its gross margin expansion initiatives;
  Adjusted EBITDA (see Table B) of $1.6 million for the second quarter of fiscal 2018, compared to $2.2 million in the second quarter of fiscal 2017;
  GAAP net loss (see Table A-1) of $(400,000), or $(0.02) per basic and diluted share during the second quarter of fiscal 2018, compared to GAAP net income of $1.2 million, or $0.07 per basic and $0.01 per diluted share, in the second quarter of fiscal 2017;
  Adjusted non-GAAP net loss (see Table A-1) of $(20,000), or $0.00 per basic and diluted share during the second quarter of fiscal 2018, compared to adjusted non-GAAP net income of $467,000, or $0.03 per basic and diluted share, in the second quarter of fiscal 2017; and

  Completed a fully back-stopped rights offering in December 2017 at $3.50 per share raising an aggregate of $12.25 million.

Market Outlook:

Based on information currently available to management, S&W expects to deliver results at the low end of the range of previous guidance for fiscal 2018, which was approximately $75 to 80 million in revenue and $4.0 and $5.5 million in Adjusted EBITDA.

Quarterly Results

For the second quarter of fiscal year 2018 ended December 31, 2017, S&W reported revenue of $20.5 million compared to revenue of $24.2 million in the second quarter of fiscal 2017. The decrease was largely attributable to a decrease of sales directed to the Saudi Arabia markets as a result of water regulations in Saudi Arabia, coupled with timing of shipments to the domestic market.

Gross margins during the second quarter of fiscal 2018 improved 130 basis points to 22.8% compared to gross margins of 21.5% in the second quarter of fiscal 2017. This improvement in gross profit margins was primarily due to product sales mix during the current period where we had a higher concentration of sales, as a percentage of total revenue, to DuPont; coupled with reductions of product costs of proprietary seed. This improvement in margin is consistent with management's previously discussed initiatives to drive improvements in gross margins.

Operating expenses (see Table A-1) during the second quarter of fiscal 2018 were $4.16 million, compared to $4.18 million in the second quarter of fiscal 2017.

GAAP net loss for second quarter of fiscal 2018 was $(400,000), or $(0.02) per basic and diluted share, compared to GAAP net income of $1.2 million, or $0.07 per basic and $0.01 per diluted share, in the second quarter of fiscal 2017.

Adjusted non-GAAP net loss (see Table A-1) for the second quarter of fiscal 2018, excluding certain items (transaction costs, change in derivative warrant liabilities and interest expense - amortization of debt discount), was $(20,000), or $0.00 per basic and diluted share. Adjusted non-GAAP net income (see Table A-1) for the second quarter of fiscal 2017, excluding various items (change in derivative warrant liabilities, change in contingent consideration obligation, and interest expense - amortization of debt discount), was $467,000, or $0.03 per basic and diluted share.

Adjusted EBITDA (see Table B) for the second quarter of fiscal 2018 was $1.6 million, compared to adjusted EBITDA of $2.2 million for the second quarter of fiscal 2017.

Conference Call

S&W Seed Company has scheduled a conference call for today, Thursday, February 8, 2018, at 4:30 pm ET (1:30pm PT) to review the results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10116764. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

Additionally, the Company has not reconciled its adjusted EBITDA outlook for fiscal 2018 to net income (loss) because it does not provide an outlook for the other line items that are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation of adjusted EBITDA outlook to net income (loss) for fiscal 2018 is not available without unreasonable effort.  For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A-1, A-2 and B accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligations. Change in contingent consideration obligations is related to the change in fair value of the contingent consideration potentially owed to DuPont Pioneer and the sellers of SVG Genetics as a result of the previously announced acquisitions. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses from our equity method investment are related to our portion of losses incurred from our joint venture in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and debt issuance costs are related to our Convertible Debentures and warrants issued in December 2014 as well as our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less non-recurring transaction charges, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, and loss on equity method investment. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude transaction costs, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, interest expense - amortization of debt discount, interest expense - convertible debt and other, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Sacramento, California. S&W's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the Western United States, including the San Joaquin and Imperial Valleys of California, Australia, and Canada, and S&W sells its seed products in more than 30 countries around the globe. S&W also provides hybrid sorghum and sunflower, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning the added value to farmers and end customers through advancement of our focus on key trait technologies, the probability of success in the future direction of our stevia program, our expectations of demand for our products from the Saudi Arabian markets, the anticipated return of global alfalfa markets to historical levels, our position to maintain and grow our market share in the coming years and our ability to drive value for our stockholders in the future . You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that our strategic initiatives may not achieve the expected results, and risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2017 and in our other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	December 31,			December 31,
	2017			2016

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$20,532,796	-	$20,532,796	$24,225,744	-	$24,225,744

Cost of revenue	15,860,629	-	15,860,629	19,005,270	-	19,005,270

Gross profit	4,672,167	-	4,672,167	5,220,474	-	5,220,474

Operating expenses
Selling, general and administrative expenses	2,446,955	(5,784)	2,441,171	2,592,059	-	2,592,059
Research and development expenses	855,164	-	855,164	748,571	-	748,571
Depreciation and amortization	870,981	-	870,981	842,454	-	842,454
Disposal of property, plant and equipment gain	(15,413)	-	(15,413)	-	-	-

Total operating expenses	4,157,687	(5,784)	4,151,903	4,183,084	-	4,183,084

Income from operations	514,480	5,784	520,264	1,037,390	-	1,037,390

Other expense
Foreign currency (gain) loss	7,472	-	7,472	(2,837)	-	(2,837)
Change in derivative warrant liabilities	341,199	(341,199)	-	(959,200)	959,200	-
Change in contingent consideration obligation	-	-	-	57,282	(57,282)	-
Interest expense - amortization of debt discount	33,100	(33,100)	-	381,660	(381,660)	-
Interest expense - convertible debt and other	383,894	-	383,894	295,042	-	295,042

Income (loss) before income taxes	(251,185)	380,083	128,898	1,265,443	(520,258)	745,185
Provision for income taxes	148,702	-	148,702	106,485	171,324	277,809
Net income (loss)	$(399,887)	380,083	$(19,804)	$1,158,958	(691,582)	$467,376

Net income (loss) per common share:
Basic	$(0.02)		$(0.00)	$0.07		$0.03
Diluted	$(0.02)		$(0.00)	$0.01		$0.03

Weighted average number of common shares outstanding:
Basic	21,130,960		21,130,960	17,821,547		17,821,547
Diluted	21,130,960		21,130,960	17,996,221		17,996,221

Table A-2

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended,			Six Months Ended,
	December 31,			December 31,
	2017			2016

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$31,244,512	-	$31,244,512	$36,475,317	-	$36,475,317

Cost of revenue	24,236,757	-	24,236,757	29,311,580	-	29,311,580

Gross profit	7,007,755	-	7,007,755	7,163,737	-	7,163,737

Operating expenses
Selling, general and administrative expenses	5,361,035	(34,947)	5,326,088	5,047,263	-	5,047,263
Research and development expenses	1,597,081	-	1,597,081	1,490,113	-	1,490,113
Depreciation and amortization	1,759,233	-	1,759,233	1,677,151	-	1,677,151
Disposal of property, plant and equipment gain	(81,776)	-	(81,776)	-	-	-

Total operating expenses	8,635,573	(34,947)	8,600,626	8,214,527	-	8,214,527

Income (loss) from from operations	(1,627,818)	34,947	(1,592,871)	(1,050,790)	-	(1,050,790)

Other expense
Foreign currency (gain) loss	22,030	-	22,030	(6,483)	-	(6,483)
Change in derivative warrant liabilities	(431,300)	431,300	-	168,500	(168,500)	-
Change in contingent consideration obligation	-	-	-	164,363	(164,363)	-
Loss on equity method investment	-	-	-	49,249	(49,249)	-
Interest expense - amortization of debt discount	67,099	(67,099)	-	981,118	(981,118)	-
Interest expense - convertible debt and other	731,623	-	731,623	647,584	-	647,584

Income (loss) before income taxes	(2,017,270)	(329,254)	(2,346,524)	(3,055,121)	1,363,230	(1,691,891)
Provision (benefit) for income taxes	200,123	-	200,123	(996,923)	415,420	(581,503)
Net income (loss)	$(2,217,393)	(329,254)	$(2,546,647)	$(2,058,198)	947,810	$(1,110,388)

Net loss per common share:
Basic	$(0.11)		$(0.12)	$(0.12)		$(0.06)
Diluted	$(0.11)		$(0.12)	$(0.12)		$(0.06)

Weighted average number of common shares outstanding:
Basic	20,643,973		20,643,973	17,467,370		17,467,370
Diluted	20,643,973		20,643,973	17,467,370		17,467,370

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income (loss)	$(399,887)	$1,158,958	$(2,217,393)	$(2,058,198)

Non-recurring transaction costs	5,784	-	34,947	-

Non-cash stock based compensation	193,572	296,235	451,033	578,659

Depreciation and amortization	870,981	842,454	1,759,233	1,677,151

Foreign currency (gain) loss	7,472	(2,837)	22,030	(6,483)

Change in derivative warrant liabilities	341,199	(959,200)	(431,300)	168,500

Change in contingent consideration liabilities	-	57,282	-	164,363

Loss on equity method investment	-	-	-	49,249

Interest expense - amortization of debt discount	33,100	381,660	67,099	981,118

Interest expense - convertible debt and other	383,894	295,042	731,623	647,584

Provision (benefit) for income taxes	148,702	106,485	200,123	(996,923)

Non-GAAP Adjusted EBITDA	$1,584,817	$2,176,079	$617,395	$1,205,020

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2017	2017
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,454,694	$745,001
Accounts receivable, net	25,250,475	23,239,325
Inventories, net	70,486,985	31,489,945
Prepaid expenses and other current assets	1,500,066	1,249,921
TOTAL CURRENT ASSETS	102,692,220	56,724,192

Property, plant and equipment, net	13,630,123	13,581,576
Intangibles, net	33,810,687	34,939,079
Goodwill	10,292,265	10,292,265
Other assets	1,568,286	1,563,176
TOTAL ASSETS	$161,993,581	$117,100,288

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$32,831,640	$7,157,745
Accounts payable - related parties	117,164	331,694
Deferred revenue	55,442	880,326
Accrued expenses and other current liabilities	2,671,495	2,733,718
Lines of credit, net	27,592,603	27,399,784
Current portion of contingent consideration obligation	-	2,500,000
Current portion of long-term debt, net	358,864	10,309,664
TOTAL CURRENT LIABILITIES	63,627,208	51,312,931

Long-term debt, net, less current portion	13,203,191	1,096,155
Derivative warrant liabilities	-	2,836,600
Other non-current liabilities	781,629	632,947

TOTAL LIABILITIES	77,612,028	55,878,633

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
24,353,300 issued and 24,328,300 outstanding at December 31, 2017;
18,004,681 issued and 17,979,681 outstanding at June 30, 2017;	24,353	18,004
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	108,568,030	83,312,518
Accumulated deficit	(18,653,679)	(16,436,286)
Accumulated other comprehensive loss	(5,422,955)	(5,538,385)
TOTAL STOCKHOLDERS' EQUITY	84,381,553	61,221,655
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$161,993,581	$117,100,288

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,217,393)	$(2,058,198)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	451,033	578,659
Bad debt expense	20,547	-
Depreciation and amortization	1,759,233	1,677,151
Gain on disposal of property, plant and equipment	(81,776)	-
Change in deferred tax asset	-	(1,034,439)
Change in foreign exchange contracts	100,864	234,286
Change in derivative warrant liabilities	(431,300)	168,500
Change in contingent consideration obligation	-	164,363
Amortization of debt discount	67,099	981,118
Loss on equity method investment	-	49,249
Changes in:
Accounts receivable	(1,960,907)	1,820,501
Inventories	(38,850,545)	(20,836,483)
Prepaid expenses and other current assets	(377,920)	72,841
Other non-current asset	(4,963)	-
Accounts payable	25,606,471	10,098,122
Accounts payable - related parties	(216,112)	3,462,649
Deferred revenue	(614,523)	(151,463)
Accrued expenses and other current liabilities	(67,000)	(1,150,794)
Other non-current liabilities	148,147	(61,677)
Net cash used in operating activities	(16,669,045)	(5,985,615)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(815,063)	(1,264,395)
Proceeds from disposal of property, plant and equipment	46,218	-
Additions to internal use software	-	(118,389)
Net cash used in investing activities	(768,845)	(1,382,784)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	22,519,216	-
Net proceeds from exercise of common stock options	-	602,083
Taxes paid related to net share settlements of stock-based compensation awards	(113,688)	(75,083)
Borrowings and repayments on lines of credit, net	38,574	5,646,664
Repayment of contingent consideration obligation	(2,500,000)	-
Borrowings of long-term debt	12,500,000	88,150
Debt issuance costs	(257,964)	-
Repayments of long-term debt	(10,113,415)	(169,598)
Repayments of convertible debt	-	(3,427,837)
Net cash provided by financing activities	22,072,723	2,664,379

EFFECT OF EXCHANGE RATE CHANGES ON CASH	74,860	(92,185)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	4,709,693	(4,796,205)

CASH AND CASH EQUIVALENTS, beginning of the period	745,001	6,904,500

CASH AND CASH EQUIVALENTS, end of period	$5,454,694	$2,108,295